                         AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of May 15, 1997 (the "Agreement") among Schick Technologies, Inc., a New York corporation (the "Corporation"), Schick Technologies, Inc., a Delaware corporation ("Schick Delaware"), and STI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Schick Delaware ("STI" and, together with the Corporation, the "Constituent Corporations").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of the Corporation, Schick Delaware and STI desire that STI merge into the Corporation pursuant to the terms and conditions of this Agreement and in accordance with Section 252 of the General Corporation Law of the State of Delaware ("DGCL") and Section 907 of the New York Business Corporation Law (the "NYBCL"), and have adopted and approved this Agreement in accordance with Section 902 of the NYBCL and Section 252 of the DGCL, respectively;

         WHEREAS, Schick Delaware, as the sole stockholder of STI, has adopted and approved this Agreement in accordance with Section 252 of the DGCL;

         WHEREAS, the Corporation intends to solicit, at its 1997 annual meeting of shareholders (the "Annual Meeting"), the approval of this Agreement by the holders of the Corporation Common Stock (as defined below) entitled to vote thereon in accordance with Sections 903 and 907 of the NYBCL;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  THE MERGER

         Section 1.1. The Merger. STI shall merge into the Corporation (the "Merger"). The Corporation shall be the surviving corporation (the "Surviving Corporation") in the Merger and, at the Effective Time (as defined below), the separate existence of STI shall cease. The corporate existence of the Corporation, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the surviving corporation, (i) it shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations, (ii) all property, real and personal, causes of action and every other asset of each of the Constituent Corporations shall vest in the Corporation and (iii) it shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations as and to the extent provided in Section 259 of the DGCL and Section 906 of the NYBCL.

         Section 1.2. The Effective Time. The Merger shall become effective (the "Effective Time") upon the filing of (i) a certificate of merger executed by the Corporation with the Secretary of State of the State of Delaware pursuant to Section 253 of the DGCL and (ii) a certificate of merger executed by the Constituent Corporations with the Secretary of State of the State of New York pursuant to Sections 904 and 907 of the NYBCL.

         Section 1.3. Certificate of Incorporation. The Certificate of Incorporation of the Corporation as of the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until duly amended.

         Section 1.4. By-Laws. The By-Laws of the Corporation as of the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time until duly amended.

         Section 1.5. Officers and Directors. At the Effective Time, the directors and officers of the Corporation immediately prior to the Effective Time shall be and constitute the directors and officers of the Surviving Corporation immediately after the Effective Time, to serve in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the NYBCL all as then in effect.

         Section 1.6. Required Approvals. This Agreement is subject to approval by the holders of two-thirds of all of the outstanding shares of Common Stock, par value $0.01 per share, of the Corporation ("the Corporation Common Stock") entitled to vote thereon at the Annual Meeting, in accordance with Sections 903 and 907 of NYBCL (the "Corporation Shareholder Approval"). As of May 1, 1997, 2,841,866 shares of the Corporation Common Stock were outstanding. This Agreement has been adopted and approved by Schick Delaware, the sole stockholder of STI, in accordance with Section 252 of the DGCL. As of May 1, 1997, 100 shares of common stock, par value $.01 per share, of STI (the "STI Common Stock") were outstanding.

                                  ARTICLE II

                             CONVERSION OF SHARES

         Section 2.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

         (a) The Corporation Common Stock. Subject to Section 2.1(b), each share of the Corporation Common Stock outstanding at the Effective Time shall, subject to the terms and conditions of this Agreement, at the Effective Time, be converted into the right to receive 2.8 shares of common stock, par value $0.01 per share, of Schick Delaware (the "Schick Delaware Common Stock"), except that shares of the Corporation Common Stock held in the Corporation's treasury at the Effective Time (if any) shall, by virtue of the Merger and without any action on the part of the Corporation, Schick Delaware or STI, be canceled and no cash, securities or other property shall be issued in the Merger in respect thereof.

          (b) Surrender and Exchange of the Corporation Common Stock; No Fractional Shares. Subject to the provisions of Section 2.1(a), after the Effective Time each holder of an outstanding certificate or certificates (the "Old Certificates") which represented shares of Corporation Common Stock prior to the Effective Time, upon surrender thereof to The American Stock Transfer & Trust Company, the transfer agent for Corporation Common Stock and Schick Delaware Common Stock (the "Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates (the "New Certificates"), which Schick Delaware agrees to make available to the Exchange Agent as soon as practicable (but no more than ten (10) days) after the Effective Time, representing the aggregate number of shares, rounded up to the nearest whole share, of Schick Delaware Common Stock into and for which the shares of Corporation Common Stock theretofore represented by such surrendered Old Certificates have been converted pursuant to Section 2.1(a). No fractional shares, and no certificates or scrip for fractional shares, of Schick Delaware Common Stock will be issued, no cash, securities, rights or other properties will be issued in respect of any fractional share of Corporation Common Stock or Schick Delaware Common Stock arising out of such conversion or exchange and no owner thereof shall be entitled to receive any dividends or distributions, to vote or to any other rights as a stockholder in respect thereof. Until surrendered and exchanged, each Old Certificate shall after the Effective Time be deemed for all purposes to represent only the right to receive a New Certificate representing the number of shares of Schick Delaware Common Stock, rounded up to the nearest whole share, into and for which the shares of Corporation Common Stock theretofore represented by such Old Certificate shall have been converted pursuant to Section 2.1(a) and this Section 2.1(b).

          Section 2.2 Corporation Common Stock Transfers. As of the Effective Time, no transfer of shares of Corporation Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Corporation. If, after the Effective Time, Old Certificates are presented to Schick Delaware or the Corporation for any purpose, they shall be exchanged pursuant to Section 2.1.

          Section 2.3 Corporation Stock Options. Pursuant to Section 10 of the Corporation's 1996 Employee Stock Option Plan (the "Plan"), the Plan is, as of the Effective Time, hereby amended so that, at the Effective Time, (I) all options to be granted under the Plan shall be granted only for the purchase of shares of Schick Delaware Common Stock, (II) all Options (as defined in the
Plan) which are outstanding and not exercised immediately prior to the Effective Time are automatically amended to purchase 2.8 shares of Schick Delaware Common Stock for each share of Corporation Common Stock previously purchasable thereunder (rounded up to the nearest whole share on the same basis as provided in Section 2.1(b)), with the exercise price of each such outstanding but unexercised option being accordingly reduced in similar proportion, and (III) the number of shares of Schick Delaware Common Stock reserved for issuance under the Plan is increased to 470,400. Schick Delaware hereby agrees, effective as of the Effective Time, to assume the duties and obligations of Plan and to reserve for issuance, at the Effective Time, an appropriate amount of shares of Schick Delaware Common Stock to satisfy its obligations under the Plan. The Corporation and Schick Delaware are authorized to make any amendments to all documents relating to the Plan and any options granted or to be granted thereunder that are necessary to give effect to the transactions contemplated by this Section 2.3.

         Section 2.4 Corporation Warrants. All warrants issued by the Corporation (the "Corporation Warrants") which are outstanding and not exercised immediately prior to the Effective Time shall be converted into the right to receive warrants to purchase 2.8 shares of Schick Delaware Common Stock for each share of Corporation Common Stock previously purchasable thereunder (rounded up to the nearest whole share on the same basis as provided in Section 2.1(b)), with the exercise price of such outstanding but unexercised warrant being accordingly reduced in similar proportion (the "Schick Delaware Warrants"). After the Effective Time each holder of an outstanding certificate or certificates (the "Old Warrants") which represented the Corporation Warrants prior to the Effective Time, upon surrender thereof to the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates (the "New Warrants"), which Schick Delaware agrees to make available to the Exchange Agent as soon as practicable (but no more than ten (10) days) after the Effective Time, representing the aggregate number of Schick Delaware Warrants into and for which the Corporation Warrants theretofore represented by such surrendered Old Warrants have been converted pursuant to this Section 2.4. Until surrendered and exchanged, each Old Warrant shall after the Effective Time be deemed for all purposes to represent only the right to receive a New Warrant representing the number of Schick Delaware Warrants into and for which the Corporation Warrants theretofore represented by such Old Warrant shall have been converted pursuant to this Section 2.4.

         Section 2.5 Capital Stock of Schick Delaware. All shares of STI Common Stock outstanding at the Effective Time, by virtue of the Merger and without any action on the part of STI, Schick Delaware or the Corporation, shall at the Effective Time be converted into 100 shares of Corporation Common Dtock, except that shares of capital stock of STI held in its treasury shall be canceled.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties. STI and the Corporation hereby represent and warrant to each other that it: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the approval of its board of directors to effect the Merger; and (iii) has full corporate power and authority to execute, deliver and perform this Agreement. Schick Delaware, as sole stockholder of STI, hereby represents and warrants that: (i) it has approved this Agreement in accordance with the DGCL;
(ii) it is a corporation duly organized and in good standing in the State of Delaware; and (iii) it has full corporate power and authority to execute, deliver and perform this Agreement.

                                  ARTICLE IV

                        CLOSING CONDITIONS; THE CLOSING

         Section 4.1. Closing Conditions. The consummation of the Merger and the other transactions provided herein is conditioned upon the satisfaction of the following conditions: (i) the Corporation Shareholder Approval shall have been obtained; (ii) the consent of the commissioner of taxation and finance pursuant to Section 907(f) of the NYBCL shall have been obtained; and (iii) there shall not be any pending or threatened litigation, action or proceeding concerning the Merger or any other transaction contemplated by this Agreement that, in the judgment of the Board of Directors of the Corporation, would materially adversely affect any Constituent Corporation or any right of their respective equity holders. The parties shall use their commercially reasonable best efforts to satisfy such conditions. The closing under this Agreement shall occur on a date not more than ten business days following the satisfaction of such conditions at a place mutually agreed by the parties.

                                   ARTICLE V

                     TERMINATION OR ABANDONMENT OF MERGER

         Section 5.1. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of the Corporation, if the Board of Directors of the Corporation shall determine for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interests of the Corporation or its shareholders.

                                  ARTICLE VI

                                  AMENDMENTS

         Section 6.1. Amendments. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made after the Corporation Shareholder Approval shall have been obtained unless, in the sole judgment of the Board of Directors of the Corporation, it would not adversely affect the rights and interests of the Corporation's shareholders in any material respect.

                                  ARTICLE VII

                           ACCOMPLISHMENT OF MERGER

         Section 7.1. Further Assurances. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the day and date first above written.



                                          SCHICK TECHNOLOGIES, INC.,
                                          a New York corporation

                                                 /s/ David B. Schick
                                          ----------------------------------
                                          Name: David B. Schick
                                          Title: President

                                          STI ACQUISITION CORP.,
                                          a Delaware corporation

                                                 /s/ David B. Schick
                                          ----------------------------------
                                          Name: David B. Schick
                                          Title: President

                                          SCHICK TECHNOLOGIES, INC.,
                                          a Delaware corporation

                                                 /s/ David B. Schick
                                          ----------------------------------
                                          Name: David B. Schick
                                          Title: President

         The undersigned hereby certifies that the sole shareholder of STI Acquisition Corp. has voted for the adoption of this Agreement.

                                          STI ACQUISITION CORP.

                                                 /s/ Zvi N. Raskin
                                          ----------------------------------
                                          Zvi N. Raskin
                                          Secretary

                                      - 6 -